UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 16, 2018
Xilinx, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-18548	77-0188631
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

2100 Logic Drive, San Jose, California	95124
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (408) 559-7778

(Former Name or Former Address, if Changed Since Last Report: N/A)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Executive Incentive Plan for Fiscal Year 2019

On May 17, 2018, the Compensation Committee of the Board of Directors (“Compensation Committee”) of Xilinx, Inc. (the “Company”) approved the Company’s Executive Incentive Plan for fiscal 2019 (the “2019 Incentive Plan”). The 2019 Incentive Plan is designed to tie executive compensation to the executive’s achievement of individual performance goals and the Company’s achievement of financial objectives. The 2019 Incentive Plan is effective as of April 1, 2018.

The 2019 Incentive Plan provides for a cash bonus calculated as a percentage of the executive officer’s base salary. For fiscal 2019, the bonus target for the President and Chief Executive Officer (“CEO”), Victor Peng, is 150% of his base salary, and the bonus target for the Executive Vice President and Chief Financial Officer, Lorenzo A. Flores, and the Executive Vice President, Global Operations and Quality, Vincent L. Tong, is 100% of their respective base salaries.

Under the 2019 Incentive Plan, cash bonuses for the CEO and all other executive officers are determined using three different components, each with a different weighting. The three components are: (1) the Company’s revenue growth (the “Growth Component”), weighted at 40%; (2) the Company’s operating profit determined in accordance with U.S. GAAP (the “OP Component”), weighted at 35%; and (3) individual performance goals pertaining to each officer’s position and responsibilities (the “Individual Performance Component”), weighted at 25%. For all executive officers other than the CEO, the OP Component and the Individual Performance Component are paid on a semi-annual basis, and the Growth Component is paid on an annual basis. For the CEO, the OP Component is paid on a semi-annual basis, and the Individual Performance Component and the Growth Component are paid on an annual basis. At the discretion of the Compensation Committee, any extraordinary or one-time charges may be excluded for purposes of calculating the cash bonuses under the 2019 Incentive Plan.

Growth Component

The Growth Component is designed to reward year-over-year revenue growth. The Growth Component is subject to a minimum threshold for any payout and a multiplier that increases the payout amount depending on Company performance. The Growth Component multiplier is 10% if the minimum threshold is met, and 100% if the target is met. If the target revenue growth percentage is exceeded, the multiplier increases by increments of 20% for each percentage increase in revenue growth, subject to an annual maximum multiplier of 200%.

OP Component

The OP Component is determined by a formula which measures and rewards improvements in the Company’s operating profit. The OP Component is subject to a minimum threshold for any payout and a multiplier that increases the payout depending on Company performance. For the OP Component, the minimum threshold of operating profit percentage results in a multiplier of 10%, and the multiplier increases to 100% if the target operating profit percentage is met. Thereafter, the multiplier increases by increments of 10% for each percentage increase in operating profit, subject to a maximum multiplier of 200% for each semi-annual measurement period.

Individual Performance Component

For all executive officers other than the CEO, the Individual Performance Component is based on a maximum of ten individual performance goals per semi-annual performance period. The CEO’s Individual Performance Component is based on a maximum of ten individual performance goals for the annual performance period. For all executive officers, achievement of each goal is measured on a scale of 0% achievement to 150% achievement. The threshold for any payout of the Individual Performance Component is 50% overall achievement, and the maximum performance is capped at 150%.

Named Executive Officer Equity Grants

The Compensation Committee also approved restricted stock unit (“RSU”) awards to the executive officers with an effective grant date of July 2, 2018, subject to both performance- and time-based vesting provisions. The target number of RSUs is calculated by dividing a cash value by the average closing share price of the Company’s stock from April 1, 2018 to July 1, 2018, rounded up to the nearest 500th stock unit. For fiscal 2019, the cash value for Mr. Peng is $4,500,000, for Mr. Flores is $1,200,000 and for Mr. Tong is $1,000,000. For Mr. Peng, the RSU is contingent on vesting conditions based on performance metrics as described below. For Messrs. Flores and Tong, 60% of their respective RSUs are contingent on vesting conditions based on performance metrics as described below and the remaining 40% will vest in four equal annual installments, starting one year from the grant date.

The performance-based RSUs have four performance-based metrics, including (1) overall revenue; (2) 20nm/16nm revenue; (3) product leadership; and (4) boards and datacenter strategy metric. Following the end of fiscal 2019, the Compensation Committee will evaluate the performance metrics and determine the degree of overall achievement, between 0% and 182.5%. The number of earned performance-based RSUs may increase with over achievement of the applicable performance metrics, including up to a maximum of 182.5% of the target number of performance-based RSUs. Following determination of the number of performance-based RSUs earned, those RSUs will be subject to time-based vesting in three equal annual installments, starting one year from the date of grant.

Item 8.01       Other Events

On May 16, 2018, the Board of Directors increased, by $500 million, the Company’s authorization to repurchase its debt and equity securities. Whether any repurchases will actually occur pursuant to that additional authorization, and whether any further repurchases will occur pursuant to the Company’s prior repurchase authorization (as well as the timing, allocation and method of any such repurchases), will depend on market conditions and other factors.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XILINX, INC.

Date: May 18, 2018	By:	/s/ Catia Hagopian
Catia Hagopian
Senior Vice President, General Counsel and Secretary